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                                                                    Exhibit 23.2

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to the Cooper Cameron Corporation Compensation Deferral Plan, the Cooper Cameron Corporation Supplemental Excess Defined Contribution Plan and the 2003 Cooper Cameron Corporation Supplemental Excess Defined Contribution Plan and to the incorporation by reference therein of our report dated January 27, 2003, with respect to the consolidated financial statements of Cooper Cameron Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                           ERNST & YOUNG LLP

Houston, Texas
June 13, 2003